Exhibit 99.01

KANA Software Reports Fourth Quarter and Year-End 2007 Financial Results

Posts Highest Total Revenue in 19 Quarters

MENLO PARK, Calif. February 19, 2008 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the fourth quarter and year ended December 31, 2007.

Q4 and 2007 Financial Highlights

•	KANA’s total revenue for the fourth quarter of 2007 was $17.5 million, an increase of 18% over the fourth quarter of 2006, and the highest total revenue in 19 quarters.

•	The Company posted both GAAP and non-GAAP net income in the fourth quarter.

•	Following the successful completion of a registered direct offering netting approximately $8.9 million, KANA strengthened its balance sheet:

•	The Company ended the quarter with cash & cash equivalents of $4.3 million at December 31, 2007, up from $1.4 million at September 30, 2007.

•	The Company reduced its line of credit during the quarter by over $5 million.

•	KANA’s total revenues for the year ended December 31, 2007 were $60.8 million, an increase of 13% over the prior year.

“2007 marked a critical year for KANA. We laid a foundation for growth by executing on our strategic plan,” stated Michael Fields, KANA CEO. “In 2007, we successfully streamlined our processes, strengthened our management team, acquired a strategic services firm, and invested in our products to drive growth to the next level. We are confident that we have positioned the company for sustainable profitability and positive cash flow from operations in 2008.”

The Company reported net income in accordance with accounting principles generally accepted in the United States (GAAP) of $539,000, or $0.01 per diluted share, for the quarter ended December 31, 2007 versus a GAAP net loss of $2.0 million, or $(0.06) per share, for the quarter ended December 31, 2006. The Company reported a GAAP net loss of $8.0 million, or $(0.22) per share, for the year ended December 31, 2007 versus a GAAP net loss of $2.4 million, or $(0.07) per share, for the year ended December 31, 2006.

For the fourth quarter 2007, KANA reported non-GAAP net income of $1.4 million, or $0.03 per diluted share, as compared to a non-GAAP loss of $627,000, or $(0.02) per share, for the quarter ended December 31, 2006. KANA’s fourth quarter non-GAAP net income/loss for 2007 and 2006 was calculated by adjusting KANA’s GAAP net income/loss by adding back certain accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, restructuring, and amortization of intangibles.

KANA’s non-GAAP net loss for the year ended December 31, 2007 was $4.3 million, or $(0.12) per share, as compared to a net profit of $3.2 million, or $0.09 per share, for the year ended December 31, 2006. KANA’s year ended non-GAAP net income/(loss) for 2006 and 2007 was calculated by adjusting the Company’s GAAP net income/loss by adding back certain accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, restructuring, amortization of intangibles, registration rights penalty paid in common stock, and warrant liability expense.

Fourth Quarter 2007 Company Highlights

•

KANA closed 43 license and OnDemand orders in the fourth quarter of 2007, including two new license transactions in excess of $1 million. The Company continued to execute well on its strategy of cultivating cross-sell and add-on opportunities within its installed base.

•

New and existing customers that purchased KANA solutions during the fourth quarter included Barnes & Noble, Best Buy, Best Western International, Brighthouse Networks, Gap Inc., IFDS, MetLife, Standard Chartered Bank, Time Warner Cable, Telekom Austria, the U.S. Postal Service, Virgin Life Care, and Vodaphone.

•

The Company released version 10 of its product suite, including new proactive and interactive features designed to help organizations handle a rising volume of customer interactions across every service channel.

•	KANA continued to win competitive selection processes:

•	One of the largest U.S. banks selected KANA to replace its existing eService system with KANA’s award-winning solutions for email and knowledge management.

•	One of the largest service providers to the mutual fund industry selected KANA to integrate knowledge management into their client services program.

•	A leading U.S. manufacturer selected KANA to enhance enterprise-wide customer service and knowledge management. This transaction was completed with KANA’s global strategic partner, IBM.

•	The Company experienced strong services momentum fueled by its acquisition of systems integration and strategic services consultancy, eVergance, as evidenced by:

•	Rolling out a robust knowledge solution for a major healthcare insurer in just 60 days, in time for the insurer’s open enrollment launch.

•

Assisting a large federal government client from order to launch in just 45 days, replacing a competitive on-demand product with KANA’s on-premise solution to meet the client’s stringent scalability and compliance requirements.

•	Closing a professional service transaction with a leading U.K. telecommunications firm in order to provide implementation services for KANA’s knowledge management, chat, and email solutions.

•

The Company hosted its annual Customer Summit bringing together KANA clients, partners, and thought leaders to discuss how leading organizations are making customer service a strategic differentiator and an essential element of their customer loyalty programs.

2007 Company Highlights

•

KANA completed its acquisition of eVergance Partners, LLC, a management consulting and systems integration firm offering end-to-end consulting services for CRM optimization, knowledge management, and Web self-service deployments.

•	The Company enhanced its senior leadership team with the following executive appointments:

•	Mark Angel, Senior Vice President of Corporate Development and Strategy

•	Sham Chotai, Senior Vice President of Engineering

•	Chad Wolf, President of KANA’s eVergance subsidiary

•	Daniel Turano, SVP of Worldwide Field Operations

•	KANA received 11 industry awards in 2007 and was named a “Leader” in its category by a major analyst firm for the third year in a row.

•

In January 2007, the Company launched KANA Enterprise OnDemand™, which provides its integrated multi-channel customer service suite as a hosted, managed service offering. The introduction of KANA OnDemand gives companies the flexibility to choose the deployment model that is best for their business. Unlike competitive on-demand offerings, KANA OnDemand allows companies to not only meet rapid implementation timelines but also retain the freedom and flexibility to migrate to an on-premise model as their business needs and customer service requirements evolve.

Investor Conference Call Information:

KANA’s management team will host a conference call February 19, 2008 at 1:30 pm PST where they will discuss the Company’s reported financial results and financial outlook. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Non-GAAP Financial Measures

To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. These non-GAAP financial measures have been reconciled to the nearest GAAP measure as required under the Securities and Exchange Commission rules.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about anticipated growth, profitability and cash flow; market demand for multi-channel customer service solutions; and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on multi-channel customer service and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

INVESTOR CONTACTS:

Carolyn Bass, Daniel Wood

Market Street Partners

415-445-3235

kana@marketstreetpartners.com

MEDIA CONTACT:

Suzanne Deppe

KANA

650-614-8369

pr@kana.com

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
License fees	$5,151	$5,968	$18,071	$19,116
Services	12,375	8,898	42,723	34,914

Total revenues	17,526	14,866	60,794	54,030

Costs and expenses:
Cost of license fees	297	416	1,239	2,460
Cost of services	5,015	3,211	16,004	10,439
Amortization of acquired intangible assets	124	33	288	133
Sales and marketing	5,965	6,321	25,261	19,616
Research and development	2,782	3,288	12,650	10,765
General and administrative	2,643	2,926	11,900	10,185
Restructuring costs	—	693	567	703

Total costs and expenses	16,826	16,888	67,909	54,301

Income (loss) from operations	700	(2,022)	(7,115)	(271)

Interest and other income (expense), net	(127)	88	(739)	(738)
Registration rights penalty	—	—	—	(1,198)

Income (loss) before income tax expense	573	(1,934)	(7,854)	(2,207)
Income tax expense	(34)	(90)	(167)	(219)

Net income (loss)	$539	$(2,024)	$(8,021)	$(2,426)

Basic net income (loss) per share	$0.01	$(0.06)	$(0.22)	$(0.07)

Shares used in computing basic net income (loss) per share	38,876	35,531	37,085	34,584

Diluted net income (loss) per share	$0.01	$(0.06)	$(0.22)	$(0.07)

Shares used in computing diluted net income (loss) per share	39,967	35,531	37,085	34,584

Employee stock-based compensation included in the expense line items:
Cost of services	$103	$58	$336	$211
Sales and marketing	210	217	854	752
Research and development	99	104	359	356
General and administrative	291	292	1,293	1,476

	$703	$671	$2,842	$2,795

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net income (loss), GAAP	$539	$(2,024)	$(8,021)	$(2,426)
Non-GAAP adjustments:
Employee stock-based compensation	703	671	2,842	2,795
Restructuring	—	693	567	703
Registration rights penalty	—	—	—	1,198
Warrant liability	—	—	—	774
Amortization of acquired intangible assets	124	33	288	133

Net income (loss), non-GAAP	$1,366	$(627)	$(4,324)	$3,177

Net income (loss) per share, non-GAAP
Basic	$0.04	$(0.02)	$(0.12)	$0.09

Diluted	$0.03	$(0.02)	$(0.12)	$0.09

Shares used in per share calculation
Basic	38,876	35,531	37,085	34,584

Diluted	39,967	35,531	37,085	34,987

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2007	December 31, 2006
Assets

Cash and cash equivalents	$4,306	$5,719
Restricted cash	—	74
Accounts receivable, net	10,247	8,756
Other current assets	2,391	1,967

Total current assets	16,944	16,516

Restricted cash, long-term	771	990
Property and equipment, net	2,292	1,221
Goodwill	12,499	8,623
Acquired intangible assets, net	2,226	15
Other assets	667	2,970

Total Assets	$35,399	$30,335

Liabilities and Stockholders’ Equity (Deficit)

Line of credit	$1,177	$—
Notes payable, current portion	1,850	327
Accounts payable	3,088	2,684
Accrued liabilities	5,363	6,880
Accrued restructuring	1,261	1,844
Deferred revenue	15,825	15,825

Total current liabilities	28,564	27,560

Deferred revenue, long-term	297	410
Accrued restructuring, long-term	1,491	4,258
Other long-term liabilities	641	1,239

Total liabilities	30,993	33,467

Total stockholders’ equity (deficit)	4,406	(3,132)

Total Liabilities and Stockholders’ Equity (Deficit)	$35,399	$30,335